     As filed with the Securities and Exchange Commission on: November 7, 1996

                                                Registration No. 333-___________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                              CENTRAL COAST BANCORP
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

      CALIFORNIA                                        77-0367061
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)

                   301 MAIN STREET, SALINAS, CALIFORNIA 93901
                     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)
                    ----------------------------------------

                   AMENDED AND RESTATED CENTRAL COAST BANCORP
                             1994 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)
                    ----------------------------------------

                                NICK VENTIMIGLIA
                              CENTRAL COAST BANCORP
                   301 MAIN STREET, SALINAS, CALIFORNIA 93901
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                 ---------------

                                 (408) 422-6642
    (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE OF PROCESS)


====================================================================================================================
                                     CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                       Proposed Maximum     Proposed Maximum
       Title of Securities             Amount to           Offering             Aggregate            Amount of
        to be Registered             be Registered      Price per Share      Offering Price      Registration Fee
====================================================================================================================
Common Stock, no par value             311,901(1)           $19.50(2)        $6,082,069.50(2)         $1,843.05
====================================================================================================================

1 Issuable upon exercise of options to be granted under the Amended and Restated Central Coast Bancorp 1994 Stock Option Plan

2 Estimated solely for the purpose of determining the registration fee, based upon the average of the bid and asked prices for the Common Stock on October 31, 1996, pursuant to Rule 457(h).

         This Registration Statement, including exhibits, consists of 17 sequentially numbered pages. The Exhibit Index is located at page 5.

         This Registration Statement is being filed pursuant to General Instruction E to Form S-8 to register additional shares of Common Stock of the Registrant with respect to its Amended and Restated Central Coast Bancorp 1994 Stock Option Plan (the "Plan"). Shares of Common Stock offered pursuant to the Central Coast Bancorp 1994 Stock Option Plan were registered with the Commission pursuant to Registration Statement No. 33-89948, filed March 3, 1995 (the "Prior S-8"). Except as modified herein, the contents of the Prior S-8, including exhibits filed with it, are incorporated by reference. The following additional required information is not contained in the Prior S-8:


ITEM 4.  DESCRIPTION OF SECURITIES

         The stock of the Registrant being registered is 311,901 additional shares of Common Stock, no par value, of which the Registrant is authorized to issue 20,000,000 shares. Each shareholder is entitled to one vote for each share of Common Stock held on all matters to be voted on by shareholders. In any election of directors each shareholder has a right to cumulate the shareholder's votes, giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder, or distributing such number of votes among as many candidates as the shareholder shall see fit. Holders of Common Stock have no preemptive rights or other rights to subscribe for additional shares. There are no conversion rights, redemption rights, or sinking fund provisions with respect to shares of Common Stock.

         Subject to preferences that may be applicable to any shares of any preferred stock outstanding at that time, holders of Common Stock of the Registrant are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor, and in the event of liquidation, dissolution or winding up of the Registrant, are entitled to share ratably in all assets remaining after the payment of all liabilities.


ITEM 8.  EXHIBITS

   See Index to Exhibits.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salinas , California, on this 31st day of October, 1996.


                                      CENTRAL COAST BANCORP

                                      By: /s/ Nick Ventimiglia
                                          ---------------------------
                                              Nick Ventimiglia
                                              President and
                                              Chief Executive Officer






                                Power of Attorney

         Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Nick Ventimiglia and Thomas A. Sa and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign registration statements pursuant to the Securities Act of 1933, as amended, relating to the registration of shares of Common Stock of Central Coast Bancorp to be offered pursuant to the Amended and Restated Central Coast Bancorp 1994 Stock Option Plan and to sign any and all amendments (including post-effective amendments and amendments thereto) to such registration statements, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                  Title                     Date


/s/ Nick Ventimiglia       President, Chief          October 31, 1996
---------------------
    Nick Ventimiglia       Executive Officer
                           and Director

/s/ Thomas A. Sa           Chief Financial           October 31, 1996
---------------------
    Thomas A. Sa           Officer (Principal
                           Financial and
                           Accounting Officer)

/s/ Andrew E. Ausonio
---------------------      Director                  October 31, 1996
    Andrew E. Ausonio

/s/ C. Edward Boutonnet    Director                  October 31, 1996
-----------------------
    C. Edward Boutonnet

/s/ Bradford G. Crandall
------------------------   Director                  October 31, 1996
    Bradford G. Crandall

                           Director                  October 31, 1996
-----------------------
    Roger G. Emanuel

/s/ Alfred P. Glover       Director                  October 31, 1996
-----------------------
    Alfred P. Glover

-----------------------    Director                  October 31, 1996
    Richard C. Green

/s/ Duncan L. McCarter     Director                  October 31, 1996
-----------------------
    Duncan L. McCarter

/s/ Robert M. Mraule       Director                  October 31, 1996
-----------------------
    Robert M. Mraule

/s/ Louis A. Souza         Director                  October 31, 1996
-----------------------
    Louis A. Souza

                                  EXHIBIT INDEX

Exhibit                                                                                             Sequential
No.                                                                                                  Page No.
---                                                                                                  --------
                      Exhibit Name
                      ------------
5                     Opinion of Counsel:                                                                6
                      Bronson, Bronson & McKinnon LLP
23.1                  Consent of Independent Auditors:                                                   7
                      Deloitte & Touche LLP
23.2                  Consent of Counsel (See Exhibit 5)
24                    Power of Attorney (see signature pages)
99                    Amended and Restated Central Coast Bancorp  1994 Stock Option Plan               8-17
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